Exhibit 99.2

CONTACT:	Anne-Marie Megela Director of Investor Relations 941-741-4672 annemarie.megela@gevityhr.com

GEVITY DECLARES 15th CONSECUTIVE QUARTERLY DIVIDEND

•   Company reiterates 2004 earnings guidance

•   Announces a 16% increase in cash collateral refund to $13.6 million

BRADENTON, FL, August 18, 2004 - The Board of Directors of Gevity (NASDAQ: GVHR) declared a quarterly dividend of $0.06 per common share to all shareholders of record as of October 15, 2004 to be paid on October 29, 2004.

Erik Vonk, Gevity’s Chairman and Chief Executive Officer commented, “The company’s 15th consecutive quarterly dividend reflects our outstanding first half performance and signifies our confidence in achieving continuing progress for the full year. In addition, the cash collateral refund, a direct result of the superb performance of our workers’ compensation program, will further strengthen our unrestricted cash position to nearly $70 million.”

Mr. Vonk added, “As the insourced human resource department for small to medium-sized businesses, we continue to take advantage of market opportunities and advance the knowledge of how sound HR practices positively impact the performance of these businesses, all while earning handsome rewards for our stakeholders.”

About Gevity

Gevity is a leading provider of comprehensive human capital management solutions to small and medium-sized businesses in the United States. We have developed a fully integrated human capital management solution that allows us to effectively become the insourced human resource department for our clients and creates value for our clients by helping them to find, develop and retain talent, manage human resource related paperwork, and protect their business from employment-related risks. We provide employee recruitment and development assistance, payroll and benefits administration, workers’ compensation insurance, health, welfare and retirement plans, and employment-related regulatory guidance. We deliver our solutions through a combination of highly skilled human resource consultants and our scalable, Web-enabled technology platform.

A copy of this press release can be found on the company’s Web site at www.gevityhr.com.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), Gevity HR, Inc. (“Gevity” or the “Company”) is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will result,” “are expected to,” “anticipated,” “plans,” “intends,” “will continue,” “estimated,” and “projection”) are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company’s Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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